Exhibit 99.1

UNIVERSAL ELECTRONICS REPORTS
SECOND QUARTER 2018 FINANCIAL RESULTS
SANTA ANA, CA – August 2, 2018 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and six months ended June 30, 2018.
Paul Arling, UEI's chairman and CEO, stated, “As the leader in wireless universal control and sensing, we continue to create long-term growth opportunities in audio-video as well as home automation. The connected home has arrived, and the adoption of advanced, intuitive 2-way home entertainment systems enabling one-touch view and connected voice in the home has begun and will soon become the standard. The road to success is never smooth, as illustrated by our second quarter revenue, which as projected was lower than historical results. However, orders are rebounding significantly, and third quarter sales are expected to be one of the strongest in our history.
“Regardless of quarterly shifts, our commitment to shareholders remains steadfast, and we are constantly pursuing new market opportunities and operational efficiencies. We are leveraging our best-in-class global control database and technology solutions, our strength in low power radio frequency, and our scalable cloud architecture that delivers automated discovery, set-up and control to fuel our expansion into home automation markets. In fact, we expect our sales of home control and sensor devices to exceed $130 million this year. Industry experts are projecting home automation channels to grow at a double-digit rate over the next three years, and we believe we are in the early stages of home automation adoption and deployment by our current customers and new entrants which have chosen UEI as their product or technology provider. Home automation, together with the growing adoption of next-generation connected voice platforms for A/V control, fuel our strong long-term outlook.”
Financial Results for the Three Months Ended June 30: 2018 Compared to 2017

•	GAAP net sales were $162.5 million, compared to $177.6 million; Adjusted Non-GAAP net sales were $154.9 million, compared to $177.9 million.

•	GAAP gross margins were 16.5%, compared to 24.6%; Adjusted Non-GAAP gross margins were 25.0%, compared to 25.9%.

•	GAAP operating loss was $9.9 million, compared to operating income of $7.3 million; Adjusted Non-GAAP operating income was $8.3 million, compared to $15.8 million.

•
GAAP net income was $22.7 million, or $1.60 per diluted share, compared to GAAP net income of $4.7 million or $0.32 per diluted share; Adjusted Non-GAAP net income was $5.4 million, or $0.38 per diluted share, compared to $11.4 million, or $0.78 per diluted share.

•	At June 30, 2018, cash and cash equivalents were $59.4 million, compared to $62.4 million at December 31, 2017.
Financial Results for the Six Months Ended June 30: 2018 Compared to 2017

•	GAAP net sales were $327.2 million, compared to $339.0 million; Adjusted Non-GAAP net sales were $325.5 million, compared to $340.2 million.

•	GAAP gross margins were 19.5%, compared to 25.0%; Adjusted Non-GAAP gross margins were 25.3%, compared to 26.3%.

•	GAAP operating loss was $9.0 million, compared to operating income of $6.9 million; Adjusted Non-GAAP operating income was $19.6 million, compared to $27.5 million.

•
GAAP net income was $22.1 million, or $1.55 per diluted share, compared to GAAP net income of $4.8 million or $0.33 per diluted share; Adjusted Non-GAAP net income was $14.1 million, or $1.00 per diluted share, compared to $20.6 million, or $1.40 per diluted share.

“We believe our technologies represent a critical backbone of the next phase in the trend toward the connected smart home, including AV and home automation devices,” stated UEI’s CFO Bryan Hackworth. “While our customers’ development and deployment of these advanced systems may be slower than we would like, adoption of next generation controls continues. We expect third quarter net sales to improve sequentially as well as year-over-year as a subscription broadcasting customer launched an advanced platform and multiple home automation customers increased orders. Overall, we believe our proprietary technology and strong customer relationships with set-top box, TV and home automation OEMs are the foundation for long-term growth.”

Financial Outlook
For the third quarter of 2018, the company expects GAAP net sales to range between $182 million and $190 million, compared to $175.7 million in the third quarter of 2017. GAAP earnings per diluted share for the third quarter of 2018 is expected to range from $0.38 to $0.48, compared to GAAP earnings per diluted share of $0.12 in the third quarter of 2017.
For the third quarter of 2018, the company expects Adjusted Non-GAAP net sales to range between $182 million and $190 million, compared to $175.5 million in the third quarter of 2017. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.65 to $0.75, compared to Adjusted Non-GAAP earnings per diluted share of $0.81 in the third quarter of 2017. The third quarter Adjusted Non-GAAP earnings per diluted share estimate excludes $0.27 per share related to stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, effects of foreign currency fluctuations and the related tax impact of these adjustments.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, August 2, 2018 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its second quarter 2018 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 3176696. The conference call will also be broadcast live at www.uei.com where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 3176696.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI, for budget planning purposes, and for making operational and financial decisions and believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends.  Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Certain elements of UEI's results of operations are presented excluding the impact of foreign currency exchange rate fluctuations (constant currency). To present this information, current period results for entities reporting in currencies other than the U.S. Dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the average exchange rate in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. Management believes that presenting constant currency results of operations provides useful information to investors because they provide transparency to underlying performance by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability.
Adjusted Non-GAAP net sales is defined as net sales excluding the impact of stock-based compensation for performance-based warrants, the impact of the adoption of Accounting Standards Codification 606, "Revenue from Contracts with Customers" ("ASC 606") and the impact of foreign currency exchange rate fluctuations. Adjusted Non-GAAP gross profit is defined as gross profit excluding stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions, the effect of fair value adjustments to inventories acquired in business combinations that sold through during the period, amortization of intangibles acquired, excess manufacturing costs, the impact of the adoption of ASC 606 and the impact of foreign currency exchange rate fluctuations. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired, stock-based compensation expense, employee related restructuring costs, changes in contingent consideration related to acquisitions, the impact of the adoption of ASC 606 and the impact of foreign currency exchange rate fluctuations. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, foreign currency gains and losses, the net gain recognized on the sale of the company's Guangzhou factory, and the related tax effects of all adjustments. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.

About Universal Electronics
Universal Electronics Inc. is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.
Contacts:
Paul Arling, Chairman & CEO, UEI 714.918.9500; Kirsten Chapman, LHA Investor Relations 415.433.3777
Note on Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recently filed Annual Report on Form 10-K and the periodic reports filed thereafter. Risks that could affect forward-looking statements in this press release include the continued adoption by our customers of our advanced intuitive 2-way home entertainment systems and technologies as anticipated by management, including our one-touch view and voice control technologies; the growth of the home automation markets and growth of the sales of our products occurring during the third quarter and into the future as expected by management; and the continued importance of our global control database and technology solutions; and the impact to our business due to new or modified import or export restrictions and changes in trade regulations. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of August 2, 2018. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$59,433	$62,438
Restricted cash	—	4,901
Accounts receivable, net	143,662	151,578
Contract assets	28,253	—
Inventories, net	147,186	162,589
Prepaid expenses and other current assets	14,312	11,687
Assets held for sale	—	12,517
Income tax receivable	2,509	1,587
Total current assets	395,355	407,297
Property, plant, and equipment, net	107,039	110,962
Goodwill	48,522	48,651
Intangible assets, net	26,708	29,041
Deferred income taxes	7,152	7,913
Other assets	4,326	4,566
Total assets	$589,102	$608,430
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$116,590	$119,165
Line of credit	111,000	138,000
Accrued compensation	32,964	34,499
Accrued sales discounts, rebates and royalties	7,987	8,882
Accrued income taxes	6,665	3,670
Other accrued liabilities	21,050	28,719
Total current liabilities	296,256	332,935
Long-term liabilities:
Long-term contingent consideration	9,730	13,400
Deferred income taxes	1,530	4,423
Income tax payable	2,520	2,520
Other long-term liabilities	1,581	1,603
Total liabilities	311,617	354,881
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 23,861,547 and 23,760,434 shares issued on June 30, 2018 and December 31, 2017, respectively	239	238
Paid-in capital	271,500	265,195
Treasury stock, at cost, 9,927,853 and 9,702,874 shares on June 30, 2018 and December 31, 2017, respectively	(269,179)	(262,065)
Accumulated other comprehensive income (loss)	(18,011)	(16,599)
Retained earnings	292,936	266,780
Total stockholders’ equity	277,485	253,549
Total liabilities and stockholders’ equity	$589,102	$608,430

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$162,523	$177,580	$327,221	$338,986
Cost of sales	135,764	133,829	263,260	254,201
Gross profit	26,759	43,751	63,961	84,785
Research and development expenses	6,059	4,946	12,110	10,444
Factory transition restructuring charges	—	449	—	5,699
Selling, general and administrative expenses	30,570	31,053	60,817	61,704
Operating income (loss)	(9,870)	7,303	(8,966)	6,938
Interest income (expense), net	(1,279)	(562)	(2,349)	(955)
Gain on sale of Guangzhou factory	36,978	—	36,978	—
Other income (expense), net	(1,082)	(642)	(1,669)	(59)
Income before provision for income taxes	24,747	6,099	23,994	5,924
Provision for income taxes	2,088	1,415	1,922	1,121
Net income	$22,659	$4,684	$22,072	$4,803

Earnings per share:
Basic	$1.61	$0.33	$1.57	$0.33
Diluted	$1.60	$0.32	$1.55	$0.33
Shares used in computing earnings per share:
Basic	14,070	14,404	14,078	14,427
Diluted	14,158	14,683	14,195	14,700

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash provided by (used for) operating activities:
Net income	$22,072	$4,803
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	16,913	15,954
Provision for doubtful accounts	2	81
Provision for inventory write-downs	5,078	1,419
Gain on sale of Guangzhou factory	(36,978)	—
Deferred income taxes	(557)	(1,035)
Shares issued for employee benefit plan	590	591
Employee and director stock-based compensation	4,669	5,555
Performance-based common stock warrants	343	1,263
Impairment of China factory equipment	2,763	—
Changes in operating assets and liabilities:
Accounts receivable and contract assets	6,164	(20,427)
Inventories	(16,061)	(11,249)
Prepaid expenses and other assets	(2,765)	(121)
Accounts payable and accrued liabilities	(7,329)	(15)
Accrued income taxes	1,219	(1,691)
Net cash provided by (used for) operating activities	(3,877)	(4,872)
Cash provided by (used for) investing activities:
Proceeds from sale of Guangzhou factory	51,291	—
Acquisitions of property, plant, and equipment	(13,416)	(17,519)
Refund of deposit received toward sale of Guangzhou factory	(5,053)	—
Acquisitions of intangible assets	(1,248)	(765)
Acquisition of net assets of Residential Control Systems, Inc.	—	(8,854)
Net cash provided by (used for) investing activities	31,574	(27,138)
Cash provided by (used for) financing activities:
Borrowings under line of credit	23,000	85,000
Repayments on line of credit	(50,000)	(42,987)
Proceeds from stock options exercised	704	842
Treasury stock purchased	(7,114)	(14,885)
Contingent consideration payments in connection with business combinations	(3,858)	—
Net cash provided by (used for) financing activities	(37,268)	27,970
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,665	(1,383)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(7,906)	(5,423)
Cash, cash equivalents, and restricted cash at beginning of year	67,339	59,834
Cash, cash equivalents, and restricted cash at end of period	$59,433	$54,411

Supplemental cash flow information:
Income taxes paid	$4,191	$4,142
Interest paid	2,525	981

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales:
Net sales - GAAP	$162,523	$177,580	$327,221	$338,986
Stock-based compensation for performance-based warrants	(128)	331	343	1,263
Adoption of ASC 606 (1)	(6,390)	—	1,100	—
Constant currency adjustment (2)	(1,069)	—	(3,177)	—
Adjusted Non-GAAP net sales	$154,936	$177,911	$325,487	$340,249

Cost of sales:
Cost of sales - GAAP	$135,764	$133,829	$263,260	$254,201
Adjustments to acquired tangible assets (3)	(158)	(299)	(316)	(557)
Stock-based compensation expense	(23)	(19)	(40)	(34)
Excess manufacturing overhead (4)	(9,036)	(1,587)	(10,589)	(2,768)
Amortization of acquired intangible assets	—	(38)	(37)	(38)
Adoption of ASC 606 (1)	(6,018)	—	742	—
Constant currency adjustment (2)	(4,313)	—	(9,836)	—
Adjusted Non-GAAP cost of sales	116,216	131,886	243,184	250,804
Adjusted Non-GAAP gross profit	$38,720	$46,025	$82,303	$89,445

Gross margin:
Gross margin - GAAP	16.5%	24.6%	19.5%	25.0%
Stock-based compensation for performance-based warrants	(0.1)%	0.2%	0.1%	0.3%
Adjustments to acquired tangible assets (3)	0.1%	0.2%	0.1%	0.2%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Excess manufacturing overhead (4)	5.8%	0.9%	3.2%	0.8%
Amortization of acquired intangible assets	—%	0.0%	0.0%	0.0%
Adoption of ASC 606 (1)	0.5%	—%	0.1%	—%
Constant currency adjustment (2)	2.2%	—%	2.3%	—%
Adjusted Non-GAAP gross margin	25.0%	25.9%	25.3%	26.3%

Operating expenses:
Operating expenses - GAAP	$36,629	$36,448	$72,927	$77,847
Amortization of acquired intangible assets	(1,402)	(1,408)	(2,801)	(2,676)
Stock-based compensation expense	(2,441)	(2,913)	(4,629)	(5,521)
Employee related restructuring costs	—	(1,125)	(112)	(6,484)
Change in contingent consideration	(1,009)	(400)	(258)	(900)
Adoption of ASC 606 (1)	(143)	—	20	—
Constant currency adjustment (2)	(634)	—	(1,871)	—
Other	(554)	(366)	(554)	(366)
Adjusted Non-GAAP operating expenses	$30,446	$30,236	$62,722	$61,900

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating income (loss):
Operating income (loss) - GAAP	$(9,870)	$7,303	$(8,966)	$6,938
Stock-based compensation for performance-based warrants	(128)	331	343	1,263
Adjustments to acquired tangible assets (3)	158	299	316	557
Excess manufacturing overhead (4)	9,036	1,587	10,589	2,768
Amortization of acquired intangible assets	1,402	1,446	2,838	2,714
Stock-based compensation expense	2,464	2,932	4,669	5,555
Employee related restructuring costs	—	1,125	112	6,484
Change in contingent consideration	1,009	400	258	900
Adoption of ASC 606 (1)	(229)	—	338	—
Constant currency adjustment (2)	3,878	—	8,530	—
Other	554	366	554	366
Adjusted Non-GAAP operating income	$8,274	$15,789	$19,581	$27,545

Adjusted Non-GAAP operating income as a percentage of net sales	5.3%	8.9%	6.0%	8.1%

Net income:
Net income - GAAP	$22,659	$4,684	$22,072	$4,803
Stock-based compensation for performance-based warrants	(128)	331	343	1,263
Adjustments to acquired tangible assets (3)	158	299	316	557
Excess manufacturing overhead (4)	9,036	1,587	10,589	2,768
Amortization of acquired intangible assets	1,402	1,446	2,838	2,714
Stock-based compensation expense	2,464	2,932	4,669	5,555
Employee related restructuring costs	—	1,125	112	6,484
Change in contingent consideration	1,009	400	258	900
Adoption of ASC 606 (1)	(229)	—	338	—
Constant currency adjustment (2)	3,878	—	8,530	—
Foreign currency (gain) loss	1,101	592	1,706	28
Gain on sale of Guangzhou factory	(36,978)	—	(36,978)	—
Other	554	366	554	366
Income tax provision on adjustments	1,674	(2,743)	25	(5,252)
Other income tax adjustments (5)	(1,225)	370	(1,225)	379
Adjusted Non-GAAP net income	$5,375	$11,389	$14,147	$20,565

Diluted earnings per share:
Diluted earnings per share - GAAP	$1.60	$0.32	$1.55	$0.33
Total adjustments	$(1.22)	$0.46	$(0.55)	$1.07
Adjusted Non-GAAP diluted earnings per share	$0.38	$0.78	$1.00	$1.40

(1)	Reflects the impact of adopting ASC 606, "Revenue from Contracts with Customers", which was adopted on a modified retrospective basis effective January 1, 2018.

(2)
Adjustment to remove the translation impact of fluctuations in foreign currency exchange rates in material jurisdictions on sales, cost of sales and operating expenses whereby the average exchange rates used in current periods are adjusted to be consistent with the average exchange rates in effect during the comparative prior period.

(3)
Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations as well as the effect of fair value adjustments to inventories acquired in business combinations that sold through during the period.

(4)
The three and six months ended June 30, 2018 include $4.2 million and $5.8 million, respectively, of costs incurred resulting from factory underutilization associated with ceasing manufacturing activities while transitioning our Asia operations onto our new global ERP system, which went live in Asia in April 2018. Additionally, the three and six months ended June 30, 2018 include $4.8 million of asset write-downs associated with the closure and sale of our Guangzhou factory. The three and six months ended June 30, 2017 include excess manufacturing overhead incurred resulting from the transition of manufacturing activities from our Guangzhou factory to our other China factories.

(5)
The three and six months ended June 30, 2018 include an adjustment to bring the Non-GAAP effective tax rate in line with the full year estimated annual effective tax rate as of June 30, 2018. The three and six months ended June 30, 2017 include the tax effects of projected losses that were to be incurred as a result of the shutdown of our Guangzhou factory and which would not provide future tax benefits due to that entity ceasing operations and not generating future taxable income.

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